Exhibit 10.2
FORTIVE CORPORATION
2016 STOCK INCENTIVE PLAN
PERFORMANCE STOCK UNIT AGREEMENT
Unless otherwise defined herein, the terms defined in the Fortive Corporation 2016 Stock Incentive Plan (the “Plan”) will have the same defined meanings in this Performance Stock Unit Agreement, including any additional terms and conditions for the Participant’s country set forth in the addendum attached thereto as Addendum B (the “Addendum B”) (collectively, the “Agreement”).
I.NOTICE OF GRANT
Name: Participant Name
The undersigned Participant has been granted an Award of Performance Stock Units, subject to the terms and conditions of the Plan and this Agreement, as follows (each of the following capitalized terms are defined terms having the meaning indicated below):

Date of Grant:                    Grant Date
Target PSUs:                    Number of awards granted

    60% Target Shares Based on Vesting Conditions set forth in Addendum A-1 (“rTSR PSUs”)

    40% Target Shares Based on Vesting Conditions set forth in Addendum A-2 (“Financial PSUs”)

Performance Period:    January 1, 2026 through December 31, 2028

Vesting Conditions:     Per this Agreement (including Addendum A)

IMPORTANT NOTICE: The Participant must affirmatively accept this Performance Stock Unit (“PSU”) Award. Acceptance must be completed in accordance with the procedure set forth in the Participant’s Fidelity NetBenefits account, and no later than one (1) month prior to the first vesting event date. Failure to accept the terms and conditions of the PSU award within this timeframe will result in the forfeiture of the PSUs, without compensation or further obligation on the part of the Company.

II.AGREEMENT
1.Grant of PSUs. Fortive Corporation (the “Company”) hereby grants to the Participant named in this Notice of Grant (the “Participant”), an Award of Performance Stock Units (or “PSUs”) subject to the terms and conditions of this Agreement and the Plan, which are incorporated herein by reference. In the

Exhibit 10.2
event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail.
2.Vesting.
3.(a)    Vesting Schedule. Except as may otherwise be set forth in this Agreement or in the Plan, the Award shall vest with respect to the number of PSUs, if any, as determined pursuant to the terms of Addendum A (such terms are referred to herein as the “Vesting Conditions”); provided that (except as set forth in Sections 4(b) and 4(c) below) the Award shall not vest with respect to any PSUs under the terms of this Agreement unless the Participant continues to be actively employed with the Company or an Eligible Subsidiary from the Date of Grant through the date on which the Compensation Committee (the “Committee”) of the Company’s Board of Directors determines the number of PSUs that vest pursuant to the Vesting Conditions (the “Certification Date”). The Committee shall determine how many PSUs vest pursuant to the Vesting Conditions and such determination shall be final and conclusive. Until the Committee has made such a determination, none of the Vesting Conditions will be considered to have been satisfied. Such certification shall occur, if at all, no later than four (4) calendar months following the last day of the Performance Period (the “Certification End Date”).
    (b)    Fractional PSU Vesting. In the event the Participant is vested in a fractional portion of a PSU (a “Fractional Portion”), such Fractional Portion will be rounded up and converted into a whole Share of Company Common Stock (“Share”) and issued to the Participant.
(c)    Addenda. The provisions of Addendum A (if any) and Addendum B are incorporated by reference herein and made a part of the Agreement, and to the extent any provision in Addendum A (if any) or Addendum B conflicts with any provision set forth elsewhere in the Agreement (including without limitation any provisions relating to Retirement), the provision set forth in Addendum A (if any) or Addendum B shall control.
4.Form and Timing of Payment; Conditions to Issuance of Shares.
5.(a)    Form and Timing of Payment. The Award of PSUs represents the right to receive a number of Shares equal to the number of PSUs that vest pursuant to the Vesting Conditions. Prior to actual issuance of any Shares underlying the PSUs, such PSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Subject to the other terms of the Plan and this Agreement, with respect to any PSUs that vest in accordance with this Agreement (other than in cases where the Participant dies during employment, which is addressed in Section 4(b) below), the underlying Shares will be paid to the Participant in whole Shares as soon as practicable (but in any event within 90 days) following the first anniversary of the Certification Date, and such payment shall not be conditioned on continuation of the Participant’s active employment with the Company or an Eligible Subsidiary following the Certification Date. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Committee may require the Participant to take any reasonable action in order to comply with any such rules or regulations.
6.(b)    Acknowledgment of Potential Securities Law Restrictions. Unless a registration statement under the Securities Act covers the Shares issued upon vesting of a PSU, the

Exhibit 10.2
Committee may require that the Participant agree in writing to acquire such Shares for investment and not for public resale or distribution, unless and until the Shares subject to the Award are registered under the Securities Act. The Committee may also require the Participant to acknowledge that he or she shall not sell or transfer such Shares except in compliance with all applicable laws, and may apply such other restrictions as it deems appropriate. The Participant acknowledges that the U.S. federal securities laws prohibit trading in the stock of the Company by persons who are in possession of material, non-public information, and also acknowledges and understands the other restrictions set forth in the Company’s Insider Trading Policy.
7.Termination of Employment.
    (a)    General. In the event the Participant’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates for any reason (other than death, Early Retirement, Enhanced Retirement or Full Retirement) whether or not in breach of applicable labor laws, all PSUs that are unvested as of termination shall automatically terminate as of the date of termination and the Participant’s right to receive further PSUs under the Plan shall also terminate as of the date of termination.
For purposes of the PSUs, the Participant’s employment will be considered terminated as of the date the Participant is no longer actively providing services to the Company or an Eligible Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment or service agreement, if any). The Committee shall have discretion to determine whether the Participant has ceased to be actively employed by (or, if the Participant is a consultant or director, has ceased actively providing services to) the Company or Eligible Subsidiary, and the effective date on which such active employment (or active service-providing relationship) terminated. The Participant’s active employer-employee or other active service-providing relationship will not be extended by any notice period mandated under applicable law (e.g., active employment shall not include any contractual notice period, a period of “garden leave”, paid administrative leave or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment or service agreement, if any). Unless the Committee provides otherwise (1) termination of the Participant’s employment will include instances in which the Participant is terminated and immediately rehired as an independent contractor, and (2) the spin-off, sale, or disposition of the Participant’s employer from the Company or an Eligible Subsidiary (whether by transfer of shares, assets or otherwise) such that the Participant’s employer no longer constitutes an Eligible Subsidiary will constitute a termination of employment or service.
    (b)    Death.
(i)    In the event the Participant’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates (the date of any such termination (whether or not as a result of death) is referred to as the “Termination Date”) as a result of death prior to the conclusion of the Performance Period, the Participant’s estate will become vested in the portion of the Award determined by multiplying (1) the amount of Target PSUs (and related Dividend Equivalent Rights) subject to such Award, times (2) the quotient of the number of complete twelve-month periods between and including the Date of Grant and the Termination Date (provided that any partial twelve-month period between and including the Date of Grant and the Termination Date shall also be considered a complete twelve-month period for purposes of this pro-ration methodology), divided by the total number of twelve-month periods in the Performance Period. With respect to any PSUs that vest pursuant

Exhibit 10.2
to this Section 4(b), the underlying Shares (and related Dividend Equivalent Rights) will be paid to the Participant’s estate as soon as reasonably practicable (but in any event within 90 days) following the Participant’s death.
(ii)    In the event the Participant’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates as a result of death following the conclusion of the Performance Period but prior to the date the Shares (and related Dividend Equivalent Rights) underlying vested PSUs are issued and paid, the underlying Shares (and related Dividend Equivalent Rights) will be paid to the Participant’s estate as soon as reasonably practicable (but in any event within 90 days) following the later of (i) the Participant’s death, and (ii) the Certification End Date.
(iii)    For avoidance of doubt, in all other situations, if the Participant dies after the Participant’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates but prior to the date the Shares (and related Dividend Equivalent Rights) underlying vested PSUs are issued and paid, the underlying Shares (and related Dividend Equivalent Rights) will be paid to the Participant’s estate as soon as reasonably practicable (but in any event within 90 days) following the first anniversary of the Certification Date.
(c)    Retirement.
    (i)    Early Retirement. In the event the Participant’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates prior to the Certification Date as a result of Early Retirement, then the Participant will become vested in a number of PSUs (and related Dividend Equivalent Rights) determined by multiplying (1) the amount of PSUs actually earned pursuant to the Vesting Conditions (which shall be determined following completion of the Performance Period) by (2) the quotient of (A) the number of complete months between and including the Date of Grant and the Termination Date (provided that any partial month between and including the Date of Grant and the Termination Date shall also be considered a complete month for purposes of this pro-ration methodology), divided by (B) the total number of months in the Performance Period (such quotient is referred to as the “Retirement Proration Quotient”), provided that the Retirement Proration Quotient shall never be greater than 1.0. “Early Retirement” shall mean the Participant’s voluntary termination of employment on or after attainment of age fifty-five (55) at a time when the Participant’s age plus years of service with the Company or an Eligible Subsidiary is greater than or equal to sixty-five (65).
    (ii)    Enhanced Retirement. In the event the Participant’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates prior to the Certification Date as a result of Enhanced Retirement, then the Participant will become vested in a number of PSUs (and related Dividend Equivalent Rights) determined by multiplying (1) the amount of PSUs actually earned pursuant to the Vesting Conditions (which shall be determined following the completion of the Performance Period) by (2) the Retirement Proration Quotient assuming for purposes of such formula that the Termination Date occurred on the one year anniversary of the Participant’s actual Termination Date, provided that the Retirement Proration Quotient shall never be greater than 1.0. “Enhanced Retirement” shall mean the Participant’s voluntary termination of employment on or after attainment of age sixty (60) at a time when the sum of the Participant’s age plus years of service with the Company or an Eligible Subsidiary is greater than or equal to seventy (70).
    (iii)    Full Retirement. In the event the Participant’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates prior to the

Exhibit 10.2
Certification Date as a result of Full Retirement, then the Participant will become vested in the total number of PSUs actually earned pursuant to the Vesting Conditions (which shall be determined following the completion of the Performance Period) as if the Participant had continued to be actively employed through the Certification Date. “Full Retirement” shall mean the Participant’s voluntary termination of employment, either (1) on or after attainment of age sixty-two (62) at a time when the sum of the Participant’s age plus years of service with the Company or an Eligible Subsidiary is greater than or equal to eighty (80) or (2) Normal Retirement.
    (iv)    Notwithstanding the foregoing, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in the Participant’s jurisdiction that likely would result in the favorable Retirement treatment (including Early Retirement, Enhanced Retirement or Full Retirement) that otherwise would apply to the PSUs pursuant to this Section 4(c) being deemed unlawful, then the Company will not apply the favorable Retirement treatment at the Termination Date and the PSUs will be treated as they would under the rules that otherwise would have applied if the Participant did not qualify for Retirement pursuant to this Section 4(c).
(d)    Gross Misconduct. If the Participant’s employment with the Company or an Eligible Subsidiary is terminated for Gross Misconduct, the Participant’s unvested PSUs shall automatically terminate as of the time of termination without consideration. The Participant acknowledges and agrees that the Participant’s termination of employment shall also be deemed to be a termination of employment by reason of the Participant’s Gross Misconduct if, after the Participant’s employment has terminated, facts and circumstances are discovered or confirmed by the Company that would have justified a termination for Gross Misconduct.
    (e)    Violation of Post-Employment Covenant. To the extent that any of the Participant’s unvested PSUs remain outstanding under the terms of the Plan or this Agreement after the Termination Date, any unvested PSUs shall expire as of the date the Participant violates any covenant not to compete or other post-employment covenant that exists between the Participant on the one hand and the Company or any subsidiary of the Company, on the other hand.
    (f)    Substantial Corporate Change. Upon a Substantial Corporate Change, the Participant’s unvested PSUs will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of the PSUs, or the substitution for such PSUs of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the PSUs will continue in the manner and under the terms so provided.
8.Non-Transferability of PSUs. Unless the Committee determines otherwise in advance in writing, PSUs may not be transferred in any manner otherwise than by will or by the applicable laws of descent or distribution. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs and permitted successors and assigns of the Participant.
9.Amendment of PSUs or Plan.
(a)The Plan and this Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Company’s Board may amend, modify or terminate the Plan or any Award in any respect at any time; provided, however, that modifications to this Agreement or the Plan that materially and adversely affect the Participant’s rights

Exhibit 10.2
hereunder can be made only in an express written contract signed by the Company and the Participant. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement and the Participant’s rights under outstanding PSUs as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, (1) upon a Substantial Corporate Change, (2) as required by law, or (3) to comply with Section 409A of the Internal Revenue Code of 1986 (“Section 409A”) or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this Award.
(b)The Participant acknowledges and agrees that if the Participant changes classification from a full-time employee to a part-time employee the Committee may in its sole discretion reduce or eliminate the Participant’s unvested PSUs.
10.Responsibility for Taxes.
        (a)    Withholding Taxes. Regardless of any action the Company or any Subsidiary employing the Participant (the “Employer”) takes with respect to any or all federal, state, local or foreign income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items (“Tax Related Items”), the Participant acknowledges that the ultimate liability for all Tax Related Items associated with the PSUs is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer and that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the PSUs, including, but not limited to, the grant or vesting of the PSUs, the delivery of the Shares, the subsequent sale of Shares acquired at vesting and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the PSUs to reduce or eliminate the Participant’s liability for Tax Related Items. Further, if the Participant is subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Related Items in more than one jurisdiction.
        (b)    Prior to the relevant taxable event, the Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations for Tax Related Items of the Company and/or the Employer. In this regard, the Participant authorizes the Company and the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax Related Items legally payable by the Participant (with respect to the PSUs granted hereunder as well as any equity awards previously received by the Participant under any Company stock plan) by one or a combination of the following: (i) requiring the Participant to pay Tax Related Items in cash with a cashier’s check or certified check or by wire transfer of immediately available funds; (ii) withholding cash from the Participant’s wages or other compensation payable to the Participant by the Company and/or the Employer; (iii) arranging for the sale of Shares otherwise issuable to the Participant upon payment of the PSUs (on the Participant’s behalf and at the Participant’s direction pursuant to this authorization), including the sale of Shares prior to such scheduled payment date; (iv) withholding from the proceeds of the sale of Shares acquired upon payment on the PSUs; (v) withholding in Shares otherwise issuable to the Participant, provided that the Company withholds only the amount of Shares necessary to satisfy the statutory withholding amount (or such other amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity) using the Fair Market Value of the Shares on the date of the relevant taxable event; or (vi) any method determined by the Committee to be in compliance with applicable laws.
Depending on the withholding method, the Company and/or Employer may withhold or account for Tax Related Items by considering statutory withholding rates or other applicable withholding rates,

Exhibit 10.2
including maximum rates applicable in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares, or if not refunded, the Participant may seek a refund from the applicable tax authorities. In the event of under-withholding, the Participant may be required to pay additional Tax Related Items directly to the applicable tax authorities or to the Company and/or the Employer. If the obligation for Tax Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested PSUs, notwithstanding that a number of Shares is held back solely for purposes of paying the Tax Related Items.
The Participant agrees to pay to the Company or the Employer any amount of Tax Related Items that the Company and/or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver to the Participant any Shares or proceeds from the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax Related Items.
    (b)    Code Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and be administered to be in compliance therewith.  Notwithstanding anything contained herein to the contrary, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have separated from service with the Company for purposes of this Agreement and no payment shall be due to the Participant under this Agreement on account of a separation from service until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code.  Any payments described in this Agreement that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise.  Notwithstanding anything to the contrary in this Agreement, to the extent that any amounts are payable upon a separation from service and such payment would result in accelerated taxation and/or tax penalties under Section 409A of the Code, such payment, under this Agreement or any other agreement of the Company, shall be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Grantee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.
For purposes of making a payment under this Agreement, if any amount is payable as a result of a Substantial Corporate Change, such event must also constitute a “change in ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A.
11.Rights as Shareholder; Dividends. The Participant shall have no rights as a shareholder of the Company, no dividend rights (except as expressly provided in this Section 8 with respect to Dividend Equivalent Rights) and no voting rights with respect to the PSUs or any Shares underlying or issuable in respect of such PSUs until such Shares are actually issued to the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate or book entry evidencing such Shares. If on or after the Date of Grant and prior to the date the Shares underlying vested PSUs are issued to the Participant the Board declares a cash dividend on the shares of Company Common Stock, the Participant will be credited with dividend equivalents equal to (i) the per share cash dividend paid by the Company on its Common Stock on the dividend payment date established by the Committee, multiplied by (ii) the total number of PSUs subject to the

Exhibit 10.2
Award that vest (a “Dividend Equivalent Right”); provided that any Dividend Equivalent Rights credited pursuant to the foregoing provisions of this Section 8 shall be subject to the same vesting, payment and other terms, conditions and restrictions as the PSUs to which they relate and for the avoidance of doubt shall only vest and be paid if and when the PSUs to which such Dividend Equivalent Rights relate vest and the underlying shares are issued; and provided further that Dividend Equivalent Rights that vest and are paid shall be paid in cash.
12.Nature of Grant. In accepting the PSUs, the Participant acknowledges and agrees that:
    (a)    the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the award of PSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards of PSUs, benefits in lieu of PSUs or other equity awards, even if PSUs have been awarded repeatedly in the past;
    (c)    the Plan is operated and the PSUs are granted solely by the Company, and only the Company is a party to the Agreement; accordingly, any rights the Participant may have under the Agreement, including related to the PSUs, may be raised only against the Company and not any other Subsidiary (including, but not limited to, the Employer);
(d)    no Subsidiary (including, but not limited to, the Employer) has any obligation to make any payment of any kind to the Participant under this Agreement);
(e)    all decisions with respect to future equity awards, if any, shall be at the sole discretion of the Company;
    (f)    the Participant’s participation in the Plan is voluntary;
    (g)    the award of PSUs and the Shares subject to the PSUs, and the income from and value of same, are an extraordinary item that (i) does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and (ii) is outside the scope of the Participant’s employment or service contract, if any;
(h)    the award of PSUs and the Shares subject to the PSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;
    (i)    the award of PSUs and the Shares subject to the PSUs, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary;
    (j)    unless otherwise expressly agreed with the Company, the PSUs and Shares subject to the PSUs, and the income from and value of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of any Subsidiary;

Exhibit 10.2
    (k)    the future value of the underlying Shares is unknown and cannot be predicted with certainty;
    (l)    the value of the Shares acquired upon vesting/settlement of the PSUs may increase or decrease in value;
    (m)    in consideration of the award of PSUs, no claim or entitlement to compensation or damages shall arise from termination of the award or from any diminution in value of the PSUs or Shares upon vesting of the PSUs resulting from (i) termination of the Participant’s employment or continuous service by the Company or any Subsidiary (for any reason whatsoever and whether or not in breach of applicable labor laws of the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and/or (ii) application of any clawback or recovery policy as described in Section 25 of the Agreement;
    (n)    neither the Company, the Employer nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the PSUs or of any amounts due to the Participant pursuant to the settlement of the PSUs or the subsequent sale of Shares acquired upon vesting;
    (o)    the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or the Participant’s acquisition or sale of the underlying Shares; and
(p)    the Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
13.No Employment Contract. Nothing in the Plan or this Agreement constitutes an employment contract between the Company and the Participant and this Agreement shall not confer upon the Participant any right to continuation of employment or service with the Company or any of its Subsidiaries, nor shall this Agreement interfere in any way with the Company’s or any of its Subsidiaries right to terminate the Participant’s employment or service at any time, with or without cause (subject to any employment agreement the Participant may otherwise have with the Company or a Subsidiary thereof and/or applicable law).
14.Board Authority. The Board and/or the Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of the Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether any PSUs have vested). All interpretations and determinations made by the Board and/or the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons and such determinations of the Board and/or the Committee do not have to be uniform nor do they have to consider whether Plan participants are similarly situated. No member of the Board and/or the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement.
15.Headings. The captions used in this Agreement and the Plan are inserted for convenience and shall not be deemed to be a part of the PSUs for construction and interpretation.
16.Electronic Delivery.
17.(a)    If the Participant executes this Agreement electronically, for the avoidance of doubt the Participant acknowledges and agrees that his or her execution of this Agreement

Exhibit 10.2
electronically (through an on-line system established and maintained by the Company or a third party designated by the Company, or otherwise) shall have the same binding legal effect as would execution of this Agreement in paper form. The Participant acknowledges that upon request of the Company he or she shall also provide an executed, paper form of this Agreement.
(b)    If the Participant executes this Agreement in paper form, for the avoidance of doubt the parties acknowledge and agree that it is their intent that any agreement previously or subsequently entered into between the parties that is executed electronically shall have the same binding legal effect as if such agreement were executed in paper form.
(c)    If the Participant executes this Agreement multiple times (for example, if the Participant first executes this Agreement in electronic form and subsequently executes this Agreement in paper form), the Participant acknowledges and agrees that (i) no matter how many versions of this Agreement are executed and in whatever medium, this Agreement only evidences a single Award relating to the number of PSUs set forth in the Notice of Grant and (ii) this Agreement shall be effective as of the earliest execution of this Agreement by the parties, whether in paper form or electronically, and the subsequent execution of this Agreement in the same or a different medium shall in no way impair the binding legal effect of this Agreement as of the time of original execution.
(c)(d)    The Company may, in its sole discretion, decide to deliver by electronic means any documents related to the PSUs, to participation in the Plan, or to future awards granted under the Plan, or otherwise required to be delivered to the Participant pursuant to the Plan or under applicable law, including but not limited to, the Plan, the Agreement, the Plan prospectus and any reports of the Company generally provided to shareholders. Such means of electronic delivery may include, but do not necessarily include, the delivery of a link to the Company’s intranet or the internet site of a third party involved in administering the Plan, the delivery of documents via electronic mail (“e-mail”) or such other means of electronic delivery specified by the Company. By executing this Agreement, the Participant hereby consents to receive such documents by electronic delivery. At the Participant’s written request to the Secretary of the Company, the Company shall provide a paper copy of any document at no cost to the Participant.
1.Data Privacy Notice and Consent.
(a) By accepting the PSUs, the Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant's personal data as described in the Agreement by and among, as applicable, the Employer, the Company and its other Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant's participation in the Plan.
(b) The Participant understands that the Company, the Employer and other Subsidiaries may hold certain personal information about the Participant, including, but not limited to, the Participant's name, home address and telephone number, email address, date of birth, social security number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all PSUs or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in the Participant's favor (“Data”), for the purpose of implementing, administering and managing the Plan.

Exhibit 10.2
(c) The Participant understands that Data will be transferred to Fidelity Stock Plan Services LLC, or such other stock plan service provider as may be selected by the Company in the future, which assist in the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient's country (e.g. the United States) may have different data privacy laws and protections than the Participant's country. The Participant understands that if he or she resides outside the United States, the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant's local human resources representative. The Participant authorizes the Company, Fidelity Stock Plan Services LLC and other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant's participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon vesting of the PSUs may be deposited. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant's participation in the Plan. The Participant understands that if the Participant resides outside the United States, he or she may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Participant's local human resources representative. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant's employment status with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant PSUs or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant's consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Participant's refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
(d) Upon request of the Company or the Employer, the Participant agrees to provide a separate executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the Employer) that the Company and/or the Employer may deem necessary to obtain from the Participant for the purpose of administering the Participant's participation in the Plan in compliance with the data privacy laws in the Participant's country, either now or in the future.  The Participant understands and agrees that he or she will not be able to participate in the Plan if the Participant fails to provide any such consent or agreement requested by the Company and/or the Employer..
18.Waiver of Right to Jury Trial. Each party, to the fullest extent permitted by law, waives any right or expectation against the other to trial or adjudication by a jury of any claim, cause or action arising with respect to the PSUs or hereunder, or the rights, duties or liabilities created hereby.
19.Agreement Severable. In the event that any provision of this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.
20.Governing Law and Venue. The laws of the State of Delaware (other than its choice of law provisions) shall govern this Agreement and its interpretation. For purposes of litigating any dispute that arises with respect to the PSUs, this Agreement or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation shall be conducted in the courts of New Castle County, or the United States Federal court for the District of Delaware, and no other courts;

Exhibit 10.2
and waive, to the fullest extent permitted by law, any objection that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in any such court is improper or that such proceedings have been brought in an inconvenient forum. Any claim under the Plan, this Agreement or any Award must be commenced by the Participant within twelve (12) months of the earliest date on which the Participant’s claim first arises, or the Participant’s cause of action accrues, or such claim will be deemed waived by the Participant.
21.Language.    The Participant acknowledges and represents that the Participant is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms of this Agreement and any other documentation related to the Plan. If the Participant has received the Plan, this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise prescribed by applicable law.
22.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
23.Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant.
24.Insider Trading/Market Abuse Laws. The Participant acknowledges that, depending on the Participant’s or the Participant’s broker’s country of residence or where the Company Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to accept, acquire, sell or otherwise dispose of Company Shares, rights to the Shares (e.g., PSUs) or rights linked to the value of the Shares (e.g., phantom awards, futures) during such times as the Participant is considered to have “inside information” regarding the Company as defined by the laws or regulations in the Participant's country. Local insider trading laws and regulations may prohibit the cancellation or amendment or orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Participant should consult with his or her own personal legal and financial advisors on this matter.
25.Foreign Asset/Account Reporting Requirements and Exchange Controls. The Participant's country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect the Participant's ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including any dividends paid on Shares, sale proceeds resulting from the sale of Shares acquired under the Plan) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets, or transactions to the tax or other authorities in the Participant’s country. The Participant may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to be compliant with such regulations and the Participant should consult his or her personal legal advisor for any details.
26.Addendum B. Notwithstanding any provisions in this Agreement, the PSUs and any Shares subject to the PSUs shall be subject to any additional terms and conditions for the Participant’s country of employment and country of residence, if different, as set forth in Addendum B. Moreover, if the Participant relocates to one of the countries including in Addendum B, the additional terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in any adverse accounting expense with respect to the

Exhibit 10.2
PSUs (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). Addendum B constitutes part of this Agreement.
27.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the PSUs and on any Shares subject to the PSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in any adverse accounting expense to the Company, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
28.Clawback. The PSUs granted pursuant to this Agreement are subject to the terms of the Fortive Corporation Clawback Policy as it exists from time to time (a copy of which is available on the Company’s internal website) (the “Policy”) if and to the extent such Policy by its terms applies to the PSUs, and to the terms required by applicable laws, rules, regulations or stock exchange listing standards; and the terms of the Policy and such applicable law are incorporated by reference herein and made a part hereof. For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the Participant’s Shares and other amounts acquired pursuant to the Participant’s PSUs, to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company’s enforcement of the Policy. To the extent that the Agreement and the Policy conflict, the terms of the Policy shall prevail.
29.Notices. The Company may, directly or through its third party stock plan administrator, endeavor to provide certain notices to the Participant regarding certain events relating to awards that the Participant may have received or may in the future receive under the Plan, such as notices reminding the Participant of the vesting or expiration date of certain awards. The Participant acknowledges and agrees that (1) the Company has no obligation (whether pursuant to this Agreement or otherwise) to provide any such notices; (2) to the extent the Company does provide any such notices to the Participant the Company does not thereby assume any obligation to provide any such notices or other notices; and (3) the Company, its affiliates and the third party stock plan administrator have no liability for, and the Participant has no right whatsoever (whether pursuant to this Agreement or otherwise) to make any claim against the Company, any of its affiliates or the third party stock plan administrator based on any allegations of, damages or harm suffered by the Participant as a result of the Company’s failure to provide any such notices or the Participant’s failure to receive any such notices.
30.Consent and Agreement With Respect to Plan. The Participant (1) acknowledges that the Plan and the prospectus relating thereto are available to the Participant on the website maintained by the Company’s third party stock plan administrator; (2) represents that he or she has read and is familiar with the terms and provisions thereof, has had an opportunity to obtain the advice of counsel of his or her choice prior to executing this Agreement and fully understands all provisions of the Agreement and the Plan; (3) accepts these PSUs subject to all of the terms and provisions thereof; (4) consents and agrees to all amendments that have been made to the Plan since it was adopted in 2016 (and for the avoidance of doubt consents and agrees to each amended term reflected in the Plan as in effect on the date of this Agreement), and consents and agrees that all options, restricted stock units and PSUs, if any, held by the Participant that were previously granted under the Plan as it has existed from time to time are now governed by the Plan as in effect on the date of this Agreement (except to the extent the Committee has expressly provided that a particular Plan amendment does not apply retroactively); and (5) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.
31.
[If the Agreement is signed in paper form, complete and execute the following:]
PARTICIPANT        FORTIVE CORPORATION

Exhibit 10.2

Electronic Signature                _______________________
Signature        Signature
Participant Name            _____________________________
Print Name        Print Name
                ____________________________
            Title

Residence Address

Exhibit 10.2
ADDENDUM A-1

PERFORMANCE VESTING REQUIREMENTS for rTSR PSUs

1.    Performance Criteria. For the avoidance of doubt, terms defined in the Agreement will have the same definition in this Addendum A-1. The number rTSR PSUs awarded hereunder that vest will be determined based on the Company’s relative total shareholder return (“TSR”) percentile for the Performance Period. The percentage of the Target rTSR PSUs (and related Dividend Equivalent Rights) that vest will be determined as follows:
Percentage of Target rTSR PSUs
TSR Percentile Rank That Will Vest on Vesting Date
75th percentile and above                 200%
55th percentile                         100%
25th percentile                         25%
Below 25th percentile                      0%

For TSR Percentile Rank performance for the Performance Period between the levels indicated above, the portion of the rTSR PSUs that vest will be determined on a straight-line basis (i.e., linearly interpolated) between the two nearest vesting percentages indicated above. The rTSR PSUs that do not vest will terminate. Notwithstanding the foregoing, if the Company’s TSR for the Performance Period is negative, in no event shall more than one hundred percent (100%) of the Target PSUs vest.

2.    Definitions. For purposes of the Award, the following definitions will apply:

•“Beginning Price” means, with respect to the Company and any other Comparison Group member, the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the twenty (20) consecutive trading days ending with the last trading day before the Grant Date. For the purpose of determining Beginning Price, the value of dividends and other distributions shall be determined by treating them as reinvested in additional shares of stock at the closing market price on the ex-dividend date.

•“Comparison Group” means the Company and each other company included in the Standard & Poor’s 500 index on the first day of the Performance Period and, except as provided below, the common stock (or similar equity security) of which is continually listed or traded on a national securities exchange from the first day of the Performance Period through the last trading day of the Performance Period. In the event a member of the Comparison Group files for bankruptcy or liquidates due to an insolvency, such company shall continue to be treated as a Comparison Group member, and such company’s Ending Price will be treated as $0 if the common stock (or similar equity security) of such company is no longer listed or traded on a national securities exchange on the last trading day of the Performance Period (and if multiple members of the Comparison Group file for bankruptcy or liquidate due to an insolvency, such members shall be ranked in order of when such bankruptcy or liquidation occurs, with earlier bankruptcies/liquidations ranking lower than later bankruptcies/liquidations). In the event of a formation of a new parent company by a Comparison Group member, substantially all of the assets and liabilities of which consist immediately after the transaction of the equity interests in the original.

•Comparison Group member or the assets and liabilities of such Comparison Group member immediately prior to the transaction, such new parent company shall be substituted for the

Exhibit 10.2
Comparison Group member to the extent (and for such period of time) as its common stock (or similar equity securities) are listed or traded on a national securities exchange but the common stock (or similar equity securities) of the original Comparison Group member are not. In the event of a merger or other business combination of two Comparison Group members (including, without limitation, the acquisition of one Comparison Group member, or all or substantially all of its assets, by another Comparison Group member), the surviving, resulting or successor entity, as the case may be, shall continue to be treated as a member of the Comparison Group, provided that the common stock (or similar equity security) of such entity is listed or traded on a national securities exchange through the last trading day of the Performance Period. With respect to the preceding two sentences, the applicable stock prices shall be equitably and proportionately adjusted to the extent (if any) necessary to preserve the intended incentives of the awards and mitigate the impact of the transaction.

•“Ending Price” means, with respect to the Company and any other Comparison Group member, the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the twenty (20) consecutive trading days ending on the last trading day of the Performance Period. For the purpose of determining Ending Price, the value of dividends and other distributions shall be determined by treating them as reinvested in additional shares of stock at the closing market price on the ex-dividend date.

•“Performance Period” means the Performance Period specified in the Notice of Grant.

•“Target PSUs” means the target number of PSUs subject to the Award as specified in the Notice of Grant.

•“TSR” shall be determined with respect to the Company and any other Comparison Group member by dividing: (a) the sum of (i) the difference obtained by subtracting the applicable Beginning Price from the applicable Ending Price plus (ii) all dividends and other distributions on the respective shares with an ex-dividend date that falls on or after the Grant Date during the Performance Period by (a) the applicable Beginning Price. Any non-cash distributions shall be valued at fair market value
“TSR Percentile Rank” means the percentile ranking of the Company’s TSR among the TSRs for the Comparison Group members for the Performance Period. TSR Percentile Rank is determined by ordering the Comparison Group members (plus the Company if the Company is not one of the Comparison Group members) from highest to lowest based on TSR for the relevant Performance Period and counting down from the company with the highest TSR (ranked first) to the Company’s position on the list.

Exhibit 10.2
ADDENDUM A -2

PERFORMANCE VESTING REQUIREMENTS for Financial PSUs

Performance Criteria. For the avoidance of doubt, terms defined in the Agreement will have the same definition in this Addendum A-2. The number of Financial PSUs awarded hereunder that vest will be equal to the Financial Target Percentage of the target number of Financial PSUs. For the purposes of this Addendum A-2, “Financial Target Percentage” means the three-year average of the annual payout percentage (ranging from 200% to 0% of target for each year) for the core revenue growth rate metric under the Executive Incentive Compensation Plan for each of the calendar years during the three-year performance period from [January 1, 2026 through December 31, 2028].

Exhibit 10.2

ADDENDUM B

FORTIVE CORPORATION
2016 STOCK INCENTIVE PLAN
PERFORMANCE STOCK UNIT AGREEMENT

This Addendum includes additional terms and conditions applicable to the Participant's PSUs granted if the Participant resides in one of the countries listed below. Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Notice of Grant, the Agreement or the Plan.
This Addendum may also include information regarding exchange controls, tax and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect as of January 2026. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information contained herein as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time Participant vests in the PSUs or sells the Shares acquired under the Plan.
In addition, the information contained herein in general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in Participant’s country apply to the Participant’s specific situation.
If the Participant is a citizen or resident (or is considered as such for local tax purposes) of a country other than the one in which the Participant is currently residing and/or working, or if the Participant transfers employment and/or residency to another country after the grant of the PSUs, the information contained herein may not be applicable to the Participant in the same manner.

PARTICIPANTS IN THE EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA, INCLUDING THE UNITED KINGDOM AND SWITZERLAND (“EEA+”)

1.Data Privacy. If the Participant resides and/or is employed in the EEA+, the following provision replaces Section 14 of the Agreement:
The Company is located at 6920 Seaway Blvd Everett, Washington 98203, United States of America and grants PSUs under the Plan to employees of the Company and its Subsidiaries in its sole discretion. The Participant should review the following information about the Company’s data processing practices.

(a)Data Collection, Processing and Usage. Pursuant to applicable data protection laws, the Participant is hereby notified that the Company collects, processes, and uses certain personally-identifiable information about the Participant; specifically, including the Participant’s name, home address, email address and telephone number, date of birth, social insurance number or other number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all PSUs or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Participant's favor, which the Company receives from the Participant or the Employer. In granting the PSUs under the Plan, the Company will collect the Participant's personal data for purposes of allocating Shares and implementing, administering and managing the Plan. The Company collects, processes and uses the Participant's personal data pursuant to the Company’s legitimate interest of managing the Plan

Exhibit 10.2
and generally administering employee equity awards and to satisfy its contractual obligations under the terms of the Agreement. The Participant's refusal to provide personal data may affect the Participant's ability to participate in the Plan. As such, by participating in the Plan, the Participant voluntarily acknowledges the collection, processing and use, of the Participant's personal data as described herein.

(b)Stock Plan Administration Service Provider. The Company transfers participant data to Fidelity Stock Plan Services LLC, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share the Participant’s personal data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for the Participant to receive and trade Shares acquired under the Plan. The Participant will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to the Participant’s ability to participate in the Plan.

(c)International Data Transfers. The Company and the Stock Plan Administrator are based in the United States. The Company can only meet its contractual obligations to the Participant if the Participant’s personal data is transferred to the United States. Where a legally recognized safeguard is required in order to transfer Participant’s Data outside of its originating territory, the Company will rely on standard contractual clauses adopted and approved by the European Commission or other governing body with competent jurisdiction.  Where no such clauses are in place between the exporting and importing entities, then the transfer shall be a necessary restricted transfer in connection with the performance of a contract to which the data subject is a party.

(d)Data Retention. The Company will use the Participant’s personal data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws. This may mean that Participant’s data is retained until after the Participant’s termination of employment, plus any additional time periods necessary for compliance with law, exercise or defense of legal rights, archiving, back-up and deletion purposes.

(e)Data Subjects Rights. The Participant may have a number of rights under data privacy laws in the Participant’s country of residence. For example, the Participant’s rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in the Participant’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding the Participant’s rights or to exercise his or her rights, the Participant can consult his or her employing entity's Staff-Facing Privacy Notice or contact his or her local human resources representative.
PARTICIPANTS IN AUSTRALIA
Securities Law Information.
The offer of PSUs is being made under Division 1A, Part 7.12 of the Australian Corporations Act 2001 (Cth).

Exhibit 10.2
Tax Information
The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).
Exchange Control Notice
Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers of any amount. The Australian bank assisting with the transaction will file the report for the Participant. If there is no Australian bank involved in the transfer, the Participant will be responsible for filing the report.
PARTICIPANTS IN GERMANY
Exchange Control Notice
Cross-border payments in excess of €50,000 must be reported to the German Federal Bank (Bundesbank). If the Participant makes or receives a payment in excess of this amount (including if the Participant acquires Shares with a value in excess of this amount under the Plan or sells Shares via a foreign broker, bank or service provider and receives proceeds in excess of this amount), and/or if the Company withholds or sells Shares with a value in excess of this amount to cover Tax-Related Items, the Participant must report the payment and/or the value of the Shares withheld or sold to Bundesbank. Such reports must be made either electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available on the Bundesbank website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by the Bundesbank. The report must be submitted monthly or within other such timing as is permitted or required by the Bundesbank. The Participant is responsible for complying with applicable reporting obligations and should speak to his or her personal legal advisor on this matter.
Foreign Asset/Account Reporting Information
If the Participant’s acquisition of Shares under the Plan leads to a “qualified participation” at any point during the calendar year, the Participant may need to report the acquisition when he or she files a tax return for the relevant year. A qualified participation occurs only if (i) the Participant owns 1% or more of the Company and the value of the Shares acquired exceeds €150,000, or (ii) the Participant holds Shares exceeding 10% of the Company’s total common stock. However, if the shares of Common Stock are listed on a recognized stock exchange (including the New York Stock Exchange) and the Participant owns less than 1% of the Company, this requirement will not apply to the Participant.
PARTICIPANTS IN THE UNITED KINGDOM
Tax Obligations
This provision supplements Section 7 of the Agreement:
Without limitation to Section 7 of the Agreement, the Participant hereby agrees that the Participant is liable for all Tax Related Items and hereby covenants to pay all such Tax Related Items, as and when requested by the Company, or the Employer, or by HM Revenue & Customs (“HRMC”) (or any other tax authority or any other relevant authority).  The Participant also hereby agrees to indemnify and keep indemnified the Company and, if different, the Employer, against any Tax Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant's behalf.
Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Participant may not be able to indemnify the Company or the Employer for the amount of any income tax not collected from or paid by the Participant,

Exhibit 10.2
as it may be considered a loan. In this case, the amount of any uncollected amounts may constitute a benefit to the Participant on which additional income tax and National Insurance Contributions may be payable. The Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer for the value of any National Insurance Contributions due on this additional benefit, which the Company or the Employer may recover by any of the means referred to in Section 7 of the Agreement.